Exhibit 15.1





August 8, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated August 8, 2003 on our review of interim financial information of NSTAR for the three and six-month periods ended June 30, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-78285) and in its Registration Statements on Form S-8 (Nos. 333-78285, 333-85559 and 333-87272).


Very truly yours,


PricewaterhouseCoopers LLP
Boston, Massachusetts